Exhibit 99.1

Avid Technology Announces Q4 and Full Year 2017 Results and
Issues Q1 and Full Year 2018 Guidance
Exceeded guidance for bookings and adjusted free cash flow, met guidance on all other metrics
Second consecutive quarter of sequential revenue and adjusted EBITDA growth
Positive free cash flow in 2017 and expect continued growth of free cash flow in 2018
BURLINGTON, Mass., March 15, 2018 Avid® (NASDAQ:AVID) today announced its fourth quarter and full year 2017 financial results and provided guidance for its first quarter and full year 2018. The company posted its second consecutive quarter of sequential revenue and adjusted EBITDA growth and exceeded guidance for bookings and adjusted free cash flow while meeting guidance on all other metrics.

Highlights of Fourth Quarter 2017 Results

•	Bookings excluding Greater China were $140.8 million and Constant Currency Bookings were $145.9 million, both above guidance.

•	GAAP Revenue was $107.3 million, in line with guidance.

•	GAAP Gross Margin was 54.5%. Non-GAAP Gross Margin was 56.0%.

•	GAAP Operating Expenses were $53.7 million. Non-GAAP Operating Expenses were $48.2 million, in line with guidance.

•	GAAP Net Loss was $881,000.

•	Adjusted EBITDA was $15.0 million, in line with guidance.

•	GAAP Net Cash Provided by Operating Activities was $2.8 million.

•
Adjusted Free Cash Flow was $4.8 million, above guidance. This is the fifth consecutive quarter of positive Adjusted Free Cash Flow. For the full year 2017, Adjusted Free Cash Flow was up $59 million compared to 2016.

2017 Highlights

•	Grew total revenue backlog to $536.1 million as of the end of 2017, up 25% from $429.3 million the year prior.

•	Completed multi-year business transformation.

•	Launched strategic alliance with Microsoft to develop and market cloud-based solutions and services for the media and entertainment industry.

•	Generated positive free cash flow.

Avid Progressing on Strategic Growth Objectives

•
Enterprise: During the fourth quarter, Avid signed several large multi-year commercial agreements. As of December 31, 2017, total licenses for the MediaCentral platform were approximately 53,700, up 26% year-over-year.

•	Individual: Digital sales, primarily targeted at individual creative professionals, were up 24% year-over-year. Cloud-enabled software subscriptions are now over 93,500, up 54% year-over-year.

“Our strategy is yielding improved financial results as customers are embracing our products and solutions,” said Jeff Rosica, Chief Executive Officer and President of Avid. “Looking ahead, I’m excited about the opportunity before us and our plan to continue to improve business performance, while further leveraging the unique position we’ve established, including our ability to lead customers and the industry into the cloud.”

“We are pleased with our financial performance this year having met key objectives for 2017, including meeting or exceeding guidance on all metrics each quarter and delivering a substantial improvement in free cash flow generation,” said Brian E. Agle, Senior Vice President and Chief Financial Officer of Avid. “In the second half of 2017, our results showed improvement as we delivered two consecutive quarters of revenue and adjusted EBITDA growth, excluding the impact of pre-2011 amortization and elimination of implied PCS revenue. We look forward to building on this momentum in 2018, as we remain focused on growing revenue, managing expenses and further increasing free cash flow.”

First Quarter and Full Year 2018 Guidance
Avid’s first quarter and full year 2018 financial guidance is provided in the table below. This guidance reflects the expected estimated impact of the adoption of the new revenue recognition standard ASC 606 as of January 1, 2018. In 2018, the Company will be refining its guidance practices to focus only on Revenue, Adjusted EBITDA and Free Cash Flow. Annual Free Cash Flow guidance will replace the Adjusted Free Cash Flow guidance previously provided quarterly.

Guidance under ASC 606
(in $ millions)	2018	Q1 2018
Revenue	$404 - $434	$95 - $105
Adjusted EBITDA	$39 - $51	$3 - $9
Free Cash Flow (Annual)	$2 - $14

The adoption of ASC 606 as of January 1, 2018 is estimated to unfavorably impact revenue and Adjusted EBITDA by $11 million and $2 million in 2018 and Q1 2018, respectively.
A reconciliation of guidance under the ASC 606 and ASC 605 standards is provided for comparison purposes in the supplemental tables included in this press release.
All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations and cash flows could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Q4 2017 Business Update presentation posted on Avid’s Investor Relations website.

Non-GAAP Financial Measures
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted Free Cash Flow, Free Cash Flow, non-GAAP Operating Income (loss), non-GAAP Operating Expenses, non-GAAP Gross Margin, Adjusted EBITDA margin and Adjusted Free Cash Flow conversion of Adjusted EBITDA. The Company also includes the operational metrics of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call
Avid will host a conference call to discuss its financial results for the fourth quarter and full year 2017 on Thursday, March 15, 2018 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 323-994-2083 and referencing confirmation code 7939066. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the year ending December 31, 2018 and first quarter ending March 31, 2018, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products, realization of identified efficiency programs and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Through Avid Everywhere™, Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2018 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid Artist | DNxIV, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Investor Contact:
Dean Ridlon
Avid
dean.ridlon@avid.com
(978) 640-3379

PR Contact:
Jim Sheehan
Avid
jim.sheehan@avid.com
(978) 640-3152

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net revenues:
Products	$56,481	$59,269	$209,461	$283,110
Services	50,777	56,026	209,542	228,820
Total net revenues	107,258	115,295	419,003	511,930

Cost of revenues:
Products	32,128	29,174	112,606	111,579
Services	14,734	14,702	56,481	59,828
Amortization of intangible assets	1,950	1,950	7,800	7,800
Total cost of revenues	48,812	45,826	176,887	179,207
Gross profit	58,446	69,469	242,116	332,723

Operating expenses:
Research and development	16,308	18,773	68,212	81,564
Marketing and selling	25,776	21,311	106,257	110,338
General and administrative	10,624	13,112	53,892	61,471
Amortization of intangible assets	362	363	1,450	2,498
Restructuring costs, net	595	4,959	7,059	12,837
Total operating expenses	53,665	58,518	236,870	268,708

Operating income	4,781	10,951	5,246	64,015

Interest and other expense, net	(5,203)	(4,622)	(18,668)	(18,671)
(Loss) income before income taxes	(422)	6,329	(13,422)	45,344
Provision for (benefit from) income taxes	459	1,108	133	(2,875)
Net (loss) income	$(881)	$5,221	$(13,555)	$48,219

Net (loss) income per common share – basic and diluted	$(0.02)	$0.13	$(0.33)	$1.20

Weighted-average common shares outstanding – basic	41,216	40,637	41,020	40,021
Weighted-average common shares outstanding – diluted	41,216	40,746	41,020	40,176

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Non-GAAP revenue
GAAP revenue	$107,258	$115,295	$419,003	$511,930
Amortization of acquired deferred revenue	—	—	—	594
Non-GAAP revenue	107,258	115,295	419,003	512,524
Pre-2011 Revenue	78	2,268	985	24,772
Elim PCS	—	8,100	1,700	52,900
Non-GAAP Revenue w/o Pre-2011 and Elim	107,180	104,927	416,318	434,852

Non-GAAP gross profit
GAAP gross profit	58,446	69,469	242,116	332,723
Amortization of acquired deferred revenue	—	—	—	594
Amortization of intangible assets	1,950	1,950	7,800	7,800
Stock-based compensation	(305)	(48)	242	440
Non-GAAP gross profit	60,091	71,371	250,158	341,557
Pre-2011 Revenue	78	2,268	985	24,772
Elim PCS	—	8,100	1,700	52,900
Non-GAAP gross profit w/o Pre-2011 and Elim	60,013	61,003	247,473	263,885

Non-GAAP operating expenses
GAAP operating expenses	53,665	58,518	236,870	268,708
Less Amortization of intangible assets	(362)	(363)	(1,450)	(2,498)
Less Stock-based compensation	(2,741)	(1,847)	(8,069)	(7,475)
Less Restructuring costs, net	(595)	(4,959)	(7,059)	(12,837)
Less Restatement costs	(558)	(109)	(1,284)	(295)
Less Acquisition, integration and other costs	(266)	(129)	(163)	(587)
Less Efficiency program costs	(931)	(967)	(3,985)	(4,305)
Non-GAAP operating expenses	48,212	50,144	214,860	240,711

Non-GAAP operating income
GAAP operating income	4,781	10,951	5,246	64,015
Amortization of acquired deferred revenue	—	—	—	594
Amortization of intangible assets	2,312	2,313	9,250	10,298
Stock-based compensation	2,436	1,799	8,311	7,915
Restructuring costs, net	595	4,959	7,059	12,837
Restatement costs	558	109	1,284	295
Acquisition, integration and other costs	266	129	163	587
Efficiency program costs	931	967	3,985	4,305
Non-GAAP operating income	11,879	21,227	35,298	100,846

Adjusted EBITDA
Non-GAAP operating income (from above)	11,879	21,227	35,298	100,846
Depreciation	3,093	3,997	13,087	15,181
Adjusted EBITDA	14,972	25,224	48,385	116,027
Adjusted EBITDA margin	14%	22%	12%	23%
Pre-2011 Revenue	78	2,268	985	24,772
Elim PCS	—	8,100	1,700	52,900
Adjusted EBITDA w/o Pre-2011 and Elim	14,894	14,856	45,700	38,355
Adjusted EBITDA w/o Pre-2011 and Elim margin	14%	14%	11%	9%

Adjusted free cash flow
GAAP net cash provided by (used in) operating activities	2,833	(270)	8,936	(49,195)
Capital expenditures	(1,752)	(1,322)	(7,877)	(11,003)
Free Cash Flow	1,081	(1,592)	1,059	(60,198)

Non-Operational / One-time Items
Restructuring payments	2,599	1,959	12,139	10,940
Restatement payments	455	153	834	153
Acquisition, integration and other payments	120	24	313	1,841
Efficiency program payments	500	1,412	3,863	6,942
Sub-Total Non-Operational / One-Time Items	3,674	3,548	17,149	19,876

Adjusted free cash flow	$4,755	$1,956	$18,208	$(40,322)
Adjusted free cash flow conversion of adjusted EBITDA	32%	8%	38%	(35)%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$57,223	$44,948
Accounts receivable, net of allowances of $11,142 and $8,618 at December 31, 2017 and 2016, respectively	40,134	43,520
Inventories	38,421	50,701
Prepaid expenses	8,208	6,031
Other current assets	10,341	5,805
Total current assets	154,327	151,005
Property and equipment, net	21,903	30,146
Intangible assets, net	13,682	22,932
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,318	1,245
Other long-term assets	10,811	11,610
Total assets	$234,684	$249,581

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$30,160	$26,435
Accrued compensation and benefits	25,466	25,387
Accrued expenses and other current liabilities	31,549	34,088
Income taxes payable	1,815	1,012
Short-term debt	5,906	5,000
Deferred revenues	121,184	146,014
Total current liabilities	216,080	237,936
Long-term debt	204,498	188,795
Long-term deferred tax liabilities, net	—	913
Long-term deferred revenues	73,429	79,670
Other long-term liabilities	9,247	12,178
Total liabilities	503,254	519,492

Stockholders’ deficit:
Preferred stock, $0.01 par value, 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 42,339 shares issued, and 41,356 shares and 40,727 shares outstanding at December 31, 2017 and 2016, respectively	423	423
Additional paid-in capital	1,035,808	1,043,063
Accumulated deficit	(1,284,703)	(1,271,148)
Treasury stock at cost, net of reissuances, 983 shares and 1,612 shares at December 31, 2017 and 2016, respectively	(17,672)	(32,353)
Accumulated other comprehensive loss	(2,426)	(9,896)
Total stockholders’ deficit	$(268,570)	$(269,911)
	$234,684	$249,581

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Twelve Months Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(13,555)	$48,219
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	22,337	25,479
(Recovery) provision for doubtful accounts	(340)	886
Stock-based compensation expense	8,311	7,916
Non-cash provision for restructuring	3,191	1,137
Non-cash interest expense	8,951	9,620
Unrealized foreign currency transaction losses (gains)	7,336	(2,599)
Benefit from deferred taxes	(873)	(1,842)
Changes in operating assets and liabilities:
Accounts receivable	3,800	14,321
Inventories	12,280	(2,628)
Prepaid expenses and other assets	(7,567)	(1,839)
Accounts payable	3,606	(18,959)
Accrued expenses, compensation and benefits and other liabilities	(8,189)	(6,280)
Income taxes payable	800	(9)
Deferred revenues	(31,152)	(122,617)
Net cash provided by (used in) operating activities	8,936	(49,195)

Cash flows from investing activities:
Purchases of property and equipment	(7,877)	(11,003)
Increase in other long-term assets	(36)	(30)
Decrease (increase) in restricted cash	1,790	(4,544)
Net cash used in investing activities	(6,123)	(15,577)

Cash flows from financing activities:
Proceeds from long-term debt	16,694	100,000
Repayment of debt	(6,735)	(3,750)
Proceeds from the issuance of common stock under employee stock plans	445	6,184
Common stock repurchases for tax withholdings for net settlement of equity awards	(1,329)	(941)
Proceeds from revolving credit facilities	—	25,000
Payments on revolving credit facilities	—	(30,000)
Payments for credit facility issuance costs	(700)	(5,041)
Net cash provided by financing activities	8,375	91,452

Effect of exchange rate changes on cash and cash equivalents	1,087	366
Net increase in cash and cash equivalents	12,275	27,046
Cash and cash equivalents at beginning of year	44,948	17,902
Cash and cash equivalents at end of year	$57,223	$44,948

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	December 31,	September 30,	December 31,
Revenue Backlog*	2017	2017	2016

Pre-2011	$112	$190	$1,095
Post-2010	$194,501	$194,376	$224,589
Deferred Revenue	$194,613	$194,566	$225,684
Other Backlog	$341,475	$293,387	$203,625
Total Revenue Backlog	$536,088	$487,953	$429,309

The expected timing of recognition of revenue backlog as of December 31, 2017 is as follows:

	2018	2019	2020	Thereafter	Total
Orders executed prior to January 1, 2011	$112	$—	$—	$—	$112
Orders executed or materially modified on or	$95,028	$36,713	$25,310	$37,450	$194,501
after January 1, 2011
Other Backlog	$147,550	$67,301	$40,427	$86,197	$341,475
Total Revenue Backlog	$242,690	$104,014	$65,737	$123,647	$536,088

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

In connection with the adoption of ASU No. 2014-09, Revenue from Contracts with Customers, on January 1, 2018, which will require more of our product sales to be recognized as revenue upon delivery rather than over an extended period of time, we expect approximately $105 million of the deferred revenue component of revenue backlog recorded as of December 31, 2017 will be eliminated.

AVID TECHNOLOGY, INC.
Supplemental Information Related to Guidance
(unaudited - in millions)

2018 Guidance

				ASC 605
	2018 Guidance		ASC 606	2018 Comparison		Actual
($M)	Low	High	Add Back	Low	High	2017

Revenue	$404	$434	$11	$415	$445	$419
Revenue excl. Pre-2011 & Elim PCS	404	434	11	415	445	416
Pre-2011 & Elim PCS	0	0		0	0	3

Adjusted EBITDA	39	51	11	50	62	48
Adj EBITDA excl. Pre-2011 & Elim PCS	39	51	11	50	62	46

Free Cash Flow	$2	$14	$0	$2	$14	$1

Q1 2018 Guidance

	Q1 2018			ASC 605
	Guidance		ASC 606	Q1'18 Comparison		Actual
($M)	Low	High	Add Back	Low	High	Q1 2017	Q4 2017

Revenue	$95	$105	$2	$97	$107	$104	$107
Revenue excl. Pre-2011 & Elim PCS	95	105	2	97	107	102	107
Pre-2011 & Elim PCS	0	0	0	0	0	2	0

Adjusted EBITDA	3	9	2	5	11	13	15
Adj EBITDA excl. Pre-2011 & Elim PCS	$3	$9	$2	$5	$11	$11	$15

PR Contact
Jim Sheehan
Avid
jim.sheehan@avid.com
978.640.3152

Investor Contact
Dean Ridlon
Avid
dean.ridlon@avid.com
978.640.3379